Exhibit 99.1
For Further Information Contact
Kenneth Krause (404) 888-2242
FOR IMMEDIATE RELEASE
ROLLINS, INC. REPORTS STRONG FIRST QUARTER 2023 FINANCIAL RESULTS
Strong Revenue Growth Drives a 20.0% increase in Earnings Per Share
ATLANTA, GEORGIA, April 26, 2023: Rollins, Inc. (NYSE:ROL) (“Rollins” or the “Company”), a premier global consumer and commercial services company, reported unaudited financial results for the first quarter of 2023.
Quarterly Highlights
•First quarter revenues were $658.0 million, an increase of 11.4% over the first quarter 2022 with organic revenues* increasing 9.2%. The stronger dollar versus foreign currencies in countries where we operate reduced revenues by 60 basis points during the quarter.
•Quarterly operating income was $112.2 million, an increase of 20.2% over the first quarter of 2022. Quarterly operating margin was 17.1% of revenue, an increase of approximately 130 basis points compared to the first quarter of 2022. EBITDA* was $139.5 million for the quarter, an increase of 18.4%. EBITDA* was 21.2% of sales, an increase of approximately 130 basis points compared to the first quarter of 2022.
•Quarterly net income was $88.2 million, an increase of 19.6% over the prior year net income. Quarterly EPS was $0.18 per diluted share, a 20.0% increase over the prior year EPS of $0.15.
•Operating cash flow was $100.8 million, increasing 15.1% compared to the same quarter a year ago. The Company invested $15.5 million in acquisitions, $7.6 million in capital expenditures, and paid dividends totaling $64.1 million for the quarter. Free cash flow* was $93.1 million, an increase of 17.1% compared to the first quarter of 2022.
•The Company acquired FPC Holdings, LLC (Fox Pest Control) in April 2023 for $318 million excluding $32 million of contingent consideration based upon the attainment of future growth and profitability levels.
Management Commentary

"Our first quarter results reflect our resilient business model and strong focus on execution by our team," said Jerry Gahlhoff, Jr., President and CEO. “The demand environment is healthy and our pipeline for acquisitions remains robust to start the second quarter. We continued to see strong demand for our services in the quarter and remain very well positioned to continue to deliver strong results in 2023 and beyond. Our team remains focused on driving strong growth, improving margins and cash flows," Mr. Gahlhoff added.
"We started the year strong with very healthy growth on both the top and bottom line,” said Kenneth Krause, Executive Vice President and CFO. “We continue to focus on driving strong growth through both organic and inorganic investments like the Fox acquisition we made in April while delivering strong incremental margins,” he added. “Cash flow generation was strong, and our balance sheet positions us well to continue to invest in profitable growth while maintaining our balanced approach to capital allocation," Mr. Krause concluded.
Quarterly Financial Highlights

	Three months ended March 31,
(in thousands)	2023	2022	Variance
Revenues	$658,015	$590,680	$67,335	11.4%
EBITDA*	$139,456	$117,796	$21,660	18.4%
EBITDA Margin*	21.2%	19.9%	130	BPS
GAAP EPS	$0.18	$0.15	0.03	20.0%
Operating Cash Flow	$100,773	$87,532	13,241	15.1%

*Amounts are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial metrics including a reconciliation of the most closely correlated GAAP measure.

About Rollins, Inc.:
Rollins, Inc. (ROL) is a premier global consumer and commercial services company. Through its family of leading brands, the Company and its franchises provide essential pest control services and protection against termite damage, rodents, and insects to more than 2.8 million customers in North America, South America, Europe, Asia, Africa, and Australia, with more than 17,500 employees from more than 800 locations. Rollins is parent to Orkin, HomeTeam Pest Defense, Clark Pest Control, Northwest Exterminating, McCall Service, Trutech, Critter Control, Western Pest Services, Waltham Services, OPC Pest Services, The Industrial Fumigant Company, PermaTreat, Crane Pest Control, Missquito, Fox Pest Control, Orkin Canada, Orkin Australia, Safeguard (UK), Aardwolf Pestkare (Singapore), and more. You can learn more about Rollins and its subsidiaries by visiting www.rollins.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Statements made in this press release and on our earnings call, may contain forward-looking statements that involve risks and uncertainties concerning the Company’s business and financial results. We have based these forward-looking statements largely on our current opinions, expectations, beliefs, plans, objectives, assumptions and projections about future events and financial trends affecting the operating results and financial condition of our business. Such forward looking statements include, but are not limited to, statements regarding the Company's belief that the demand environment is healthy and the Company’s pipeline for acquisitions remains robust to start the second quarter, the Company is well positioned to continue to deliver strong results in 2023 and beyond, that the Company remains focused on driving strong growth, improving margins and healthy cash flows and that the Company’s balance sheet positions the Company well to continue to continue to invest in profitable growth while maintaining a balanced approach to capital allocation.
Our actual results could differ materially from those indicated by the forward-looking statements because of various risks, timing and uncertainties including, without limitation, the failure to maintain and enhance our brands and develop a positive client reputation; our ability to protect our intellectual property and other proprietary rights that are material to our business and our brand recognition; actions taken by our franchisees, subcontractors or vendors that may harm our business; general economic conditions; the effects of a pandemic, such as the COVID-19 pandemic, or other major public health concern on the Company's business, results of operations, accounting assumptions and estimates and financial condition; adverse economic conditions, including, without limitation, market downturns, inflation and restrictions in customer discretionary expenditures, increases in interest rates or other disruptions in credit or financial markets, increases in fuel prices, raw material costs or other operating costs; potential increases in labor costs; labor shortages and/or our inability to attract and retain skilled workers; competitive factors and pricing practices; changes in industry practices or technologies; the degree of success of our termite process reforms and pest control selling and treatment methods; our ability to identify, complete and successfully integrate potential acquisitions; unsuccessful expansion into international markets; climate change and unfavorable weather conditions; a breach of data security resulting in the unauthorized access of personal, financial, proprietary, confidential or other personal data or information about our customers, employees, third parties, or of our proprietary confidential information; damage to our brands or reputation; new or proposed regulations regarding climate change; any noncompliance with, changes to, or increased enforcement of various government laws and regulations, including environmental regulations; possibility of an adverse ruling against us in pending litigation, regulatory action or investigation; the adequacy of our insurance coverage to cover all significant risk exposures; the effectiveness of our risk management and safety program; general market risk; management's substantial ownership interest and its impact on public stockholders and the availability of the Company's common stock to the investing public; and the existence of certain anti-takeover provisions in our governance documents, which could make a tender offer, change in control or takeover attempt that is opposed by the Company's Board of Directors more difficult or expensive. All of the foregoing risks and uncertainties are beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. The Company does not undertake to update its forward-looking statements.
Conference Call
Rollins will host a conference call on Thursday, April 27, 2023 at 8:30 a.m. Eastern Time to discuss the first quarter 2023 results. The conference call will also broadcast live over the internet via a link provided on the Rollins, Inc. website at www.rollins.com. Interested parties can also dial into the call at 1-877-869-3839 (domestic) or 1-201-689-8265 (internationally) with conference ID of 13737037. For interested individuals unable to join the call, a replay will be available on the website for 180 days.

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$112,503	$95,346
Trade receivables, net	150,426	155,759
Financed receivables, short-term, net	38,599	33,618
Materials and supplies	30,859	29,745
Other current assets	35,479	34,151
Total current assets	367,866	348,619
Operating lease right-of-use assets	274,540	277,355
Financed receivables, long-term, net	62,962	63,523
Other assets	1,433,518	1,432,531
Total assets	$2,138,886	$2,122,028
LIABILITIES
Accounts payable	39,073	42,796
Accrued insurance - current	40,816	39,534
Accrued compensation and related liabilities	67,761	99,251
Unearned revenues	167,564	158,092
Operating lease liabilities - current	83,981	84,543
Current portion of long-term debt	—	15,000
Other current liabilities	68,161	54,568
Total current liabilities	467,356	493,784
Accrued insurance, less current portion	40,582	38,350
Operating lease liabilities, less current portion	194,860	196,888
Long-term debt	62,432	39,898
Other long-term accrued liabilities	85,904	85,911
Total liabilities	851,134	854,831
STOCKHOLDERS’ EQUITY
Common stock	492,787	492,448
Retained earnings and other equity	794,965	774,749
Total stockholders’ equity	1,287,752	1,267,197
Total liabilities and stockholders’ equity	$2,138,886	$2,122,028

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)

	Three Months Ended March 31,
	2023	2022
REVENUES
Customer services	$658,015	$590,680
COSTS AND EXPENSES
Cost of services provided (exclusive of depreciation and amortization below)	326,842	295,378
Sales, general and administrative	196,431	178,785
Depreciation and amortization	22,502	23,127
Total operating expenses	545,775	497,290
OPERATING INCOME	112,240	93,390
Interest expense, net	465	568
Other income, net	(4,714)	(1,279)
CONSOLIDATED INCOME BEFORE INCOME TAXES	116,489	94,101
PROVISION FOR INCOME TAXES	28,255	20,335
NET INCOME	$88,234	$73,766
NET INCOME PER SHARE - BASIC AND DILUTED	$0.18	$0.15
Weighted average shares outstanding - basic	492,516	492,213
Weighted average shares outstanding - diluted	492,701	492,325
Certain consolidated financial statement amounts relative to prior periods have been revised, the effects of which are immaterial. See the appendix to this release for a discussion of this revision.

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED CASH FLOW INFORMATION
(in thousands)
(unaudited)

	Three Months Ended March 31, 2023
	2023	2022
OPERATING ACTIVITIES
Net income	$88,234	$73,766
Depreciation and amortization	22,502	23,127
Change in working capital and other operating activities	(9,963)	(9,361)
Net cash provided by operating activities	100,773	87,532
INVESTING ACTIVITIES
Acquisitions, net of cash acquired	(15,480)	(13,223)
Capital expenditures	(7,636)	(7,995)
Other investing activities, net	9,526	1,290
Net cash (used in) investing activities	(13,590)	(19,928)
FINANCING ACTIVITIES
Net borrowings	10,000	140,783
Payment of dividends	(64,053)	(49,205)
Other financing activities	(17,029)	(9,485)
Net cash (used in) provided by financing activities	(71,082)	82,093
Effect of exchange rate changes on cash and cash equivalents	1,056	3,340
Net increase in cash and cash equivalents	$17,157	$153,037
Certain consolidated financial statement amounts relative to prior periods have been revised, the effects of which are immaterial. See the appendix to this release for a discussion of this revision.

APPENDIX
Reconciliation of GAAP and non-GAAP Financial Measures
The Company has used the non-GAAP financial measures of organic revenues, organic revenues by type, EBITDA, EBITDA margin, incremental margin and free cash flow in this earnings release. Organic revenue is calculated as revenue less acquisition revenue. Acquisition revenue is based on the trailing 12-month revenue of our acquired entities. These measures should not be considered in isolation or as a substitute for revenues, net income, earnings per share or other performance measures prepared in accordance with GAAP.
Management uses adjusted net income, adjusted EPS, EBITDA, EBITDA margin and incremental margin as measures of operating performance because these measures allow the Company to compare performance consistently over various periods. Incremental margin is calculated as the change in EBITDA divided by the change in revenue. Management also uses organic revenues, and organic revenues by type to compare revenues over various periods excluding the impact of acquisitions. Management uses free cash flow, which is calculated as net cash provided by operating activities less capital expenditures, to demonstrate the Company’s ability to maintain its asset base and generate future cash flows from operations. Management believes all of these non-GAAP financial measures are useful to provide investors with information about current trends in, and period-over-period comparisons of, the Company's results of operations.
A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.
Set forth below is a reconciliation of non-GAAP financial measures used in today’s earnings release and conference call with their most comparable GAAP measures.
(unaudited, in thousands)

	Three Months Ended March 31,
			Variance
	2023	2022	$	%
Reconciliation of Net Income to EBITDA
Net income	$88,234	$73,766	$14,468	19.6
Depreciation and amortization	22,502	23,127	(625)	(2.7)
Interest expense, net	465	568	(103)	(18.1)
Provision for income taxes	28,255	20,335	7,920	38.9
EBITDA	$139,456	$117,796	$21,660	18.4
Revenues	$658,015	$590,680	$67,335
Incremental margin			32.2%

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$100,773	$87,532	$13,241	15.1
Capital expenditures	(7,636)	(7,995)	359	(7.6)
Free cash flow	$93,137	$79,537	$13,600	17.1
Certain condensed consolidated financial statement amounts relative to the prior period have been revised as detailed in our annual report on Form 10-K for the year ended December 31, 2022. The impact of this revision on the Company's previously reporting condensed consolidated financial statements for the three months ended March 31, 2022 includes a decrease to depreciation and amortization expense of $1.7 million and an increase in the provision for income tax expense of $0.4 million. This revision affects these specific line items and subtotals within the consolidated statements of income and cash flows.

(unaudited, in thousands)

	Three Months Ended March 31,
			Variance
	2023	2022	$	%
Reconciliation of Revenues to Organic Revenues
Revenues	$658,015	$590,680	67,335	11.4
Revenue growth from acquisitions	(13,155)	—	(13,155)	—
Organic revenues	$644,860	590,680	54,180	9.2

Reconciliation of Residential Revenues to Organic Residential Revenues
Residential revenues	$283,625	$259,259	24,366	9.4
Residential revenues from acquisitions	(6,003)	—	(6,003)	—
Residential organic revenues	$277,622	$259,259	18,363	7.1

Reconciliation of Commercial Revenues to Organic Commercial Revenues
Commercial revenues	$230,402	$205,787	24,615	12.0
Commercial revenue growth from acquisitions	(4,194)	—	(4,194)	—
Commercial organic revenues	$226,208	$205,787	20,421	10.0

Reconciliation of Termite and Ancillary Revenues to Organic Termite and Ancillary Revenues
Termite and ancillary revenues	$136,605	$119,706	16,899	14.1
Termite and ancillary revenues from acquisitions	(2,958)	—	(2,958)	—
Termite and ancillary organic revenues	$133,647	$119,706	13,941	11.6

	Three Months Ended March 31,
			Variance
	2022	2021	$	%
Reconciliation of Revenues to Organic Revenues
Revenues	$590,680	$535,554	55,126	10.3
Revenue growth from acquisitions	(17,567)	—	(17,567)	—
Organic revenues	$573,113	535,554	37,559	7.0

Reconciliation of Residential Revenues to Organic Residential Revenues
Residential revenues	$259,259	$235,179	24,080	10.2
Residential revenues from acquisitions	(10,282)	—	(10,282)	—
Residential organic revenues	$248,977	$235,179	13,798	5.9

Reconciliation of Commercial Revenues to Organic Commercial Revenues
Commercial revenues	$205,787	$188,697	17,090	9.1
Commercial revenue growth from acquisitions	(2,222)	—	(2,222)	—
Commercial organic revenues	$203,565	$188,697	14,868	7.9

Reconciliation of Termite and Ancillary Revenues to Organic Termite and Ancillary Revenues
Termite and ancillary revenues	$119,706	$105,694	14,012	13.3
Termite and ancillary revenues from acquisitions	(5,063)	—	(5,063)	—
Termite and ancillary organic revenues	$114,643	$105,694	8,949	8.5